English Translation of
Termination of the Letter of Patent Use Authorization

This Termination of the Letter of Patent Use Authorization is entered into on March 11, 2008 by and among Beijing Huiyuan Duoyuan Digital Printing Technology Research Institute ("Huiyuan") and Duoyuan Digital Printing Technology Industries (China) Co. Ltd ("Duoyuan China"; together with Huiyuan, the "Parties").

WHEREAS, Huiyuan signed a letter of patent use authorization on June 30, 2001 ("Patent Use Authorization Letter") under which Duoyuan China may permanently use on a free-of-charge basis the patent for a device for quick automatic cleaning of oil lines of offset printing machines (the "Patent"), which was granted the patent number of ZL 00254747.3 by the State Intellectual Property Office of China ("SIPO") on September 12, 2001;

WHEREAS, Huiyuan has, pursuant to a Patent Assignment Agreement dated December 26, 2002, assigned all its rights in the Patent to Duoyuan China; and the procedure for the assignment has been completed at the SIPO.

NOW, THEREFORE, both Parties hereby agree as follows:

1.
No Claim. Duoyuan China represents to Huiyuan that there is no pending or potential claim, demand or cause of action against Duoyuan China in respect of the Patent, and Huiyuan represents to Duoyuan China that there is no pending or potential claim, demand or cause of action against Huiyuan in respect of the Patent.

2.
Termination. The Patent Use Authorization Letter shall be terminated immediately and entirely, and shall cease to have any legal effect whatsoever in respect of the Patent. Effective immediately upon the execution of this agreement, Duoyuan China shall have all the rights and interests in the Patent to the extent permitted under the laws and regulations of the People's Republic of China.

3.
Entire Agreement. This agreement contains the entire understanding of the Parties with respect to the subject matter hereof and supersedes all prior agreement and understanding with respect to such matters which the Parties acknowledge have been merged into this agreement.

IN WITNESS WHEREOF, both Parties have executed and delivered this agreement as of the dated first above written.

Beijing Huiyuan Duoyuan Digital Printing Technology Institute

By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chairman

Duoyuan Digital Printing Technology Industries (China) Co. Ltd

By:	/s/ Wenhua Guo
Name: Wenhua Guo
Title: Chairman